UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) December 20, 2006

                          NATIONAL R.V. HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                     001-12085                 33-0371079
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 (State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
  of incorporation)                                         Identification No.)

                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
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              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (951) 943-6007
                                                           ---------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement

On December 27, 2006, National R.V. Holdings, Inc. (the "Company"), following the termination of its agreement with Warrior Holdings, Inc. discussed in Item
1.02 below, executed a Purchase and Sale Agreement (the "Agreement") with First Industrial Acquisitions, Inc. ("First Industrial"). Subject to the terms and conditions of the Agreement, the Company agreed to sell its Perris, California real property (the "Property") to First Industrial for a purchase price of $31.75 million. At the closing contemplated by the Agreement, the Company will enter into a triple-net lease for the Property for an initial term of ten years with two five-year renewal options. The lease will provide for approximately $2.7 million in annual lease payments, increasing 3% annually. The Agreement provides for customary closing conditions, including execution of a definitive lease agreement reflecting the above terms, receipt of an acceptable title policy on the Property, approval by the Company's Board of Directors and satisfactory due diligence by First Industrial during a review period expiring February 9, 2007. Subject to the satisfaction of the closing conditions specified in the Agreement, the closing of the transactions contemplated by the Agreement are scheduled to occur on February 15, 2007. Pursuant to the Agreement, First Industrial agreed to place a $250,000 deposit into escrow within two days of executing the Agreement and an additional $750,000 upon the expiration of the due diligence review period. The matters discussed in Item
1.02 herein are also incorporated by reference into this Item 1.01.

Item 1.02.  Termination of a Material Definitive Agreement

On December 20, 2006, the Company received notice from Warrior Holdings, Inc. ("Warrior") that Warrior was terminating the Purchase and Sale Agreement dated as of November 22, 2006 (the "Warrior Agreement") between the Company and Warrior. The Warrior Agreement provided for a sale and leaseback transaction between the Company and Warrior with respect to the Company's Perris, California real property, and was previously disclosed in the Company's Form 8-K dated November 22, 2006 filed with the Securities and Exchange Commission on November 27, 2006. The Warrior Agreement had been amended, among other things, to extend to December 21, 2006 the date by which Warrior was required to tender an additional deposit and to add certain additional closing conditions, including the receipt by Warrior of a lending commitment from a third party lender to finance Warrior's purchase of the property under the Agreement. Pursuant to the Warrior Agreement, Warrior had the right to terminate the Warrior Agreement by December 21, 2006 without liability if certain conditions were not satisfied by such date. Due to Warrior's inability to obtain a lender's financing commitment by December 21, 2006, Warrior notified the Company that it would be terminating the Warrior Agreement, which entitled Warrior to the return of its initial $1.5 million deposit.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                    NATIONAL R.V. HOLDINGS, INC.



                                    By:      /s/ Bradley C. Albrechtsen
                                             -----------------------------------
                                                     Bradley C. Albrechtsen
                                                    Chief Executive Officer



Date:  December 27, 2006




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